                                                                     EXHIBIT 3.3

================================================================================

                         CENTRAL ORIGINATING LEASE TRUST

                            COLT 200_-__ SUPPLEMENT
               TO THIRD AMENDED AND RESTATED DECLARATION OF TRUST

                                    Between

                         CENTRAL ORIGINATING LEASE, LLC
                          as Residual Certificateholder

                                       and

                     [DEUTSCHE BANK TRUST COMPANY DELAWARE],
                              as COLT Owner Trustee

                          Dated as of _________, 200_

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE IX. DEFINITIONS; THIRD-PARTY BENEFICIARIES.......................     2
   Section 9.1    Definitions............................................     2
   Section 9.2    Rights in Respect of Series 200_-_.....................     2

ARTICLE X. CREATION OF SERIES 200_-_.....................................     2
   Section 10.1   Creation of the Series 200_-_ Portfolio and
                  Series 200_-_..........................................     2
   Section 10.2   Issuance and Form of Sold Series Certificate...........     3
   Section 10.3   Transferability of Series Interests....................     4
   Section 10.4   Pledge of Series 200_-_ Portfolio......................     4
   Section 10.5   Information to be Provided by the COLT Owner Trustee...     4

ARTICLE XI. MISCELLANEOUS PROVISIONS.....................................     6
   Section 11.1   Amendment, Etc.........................................     6
   Section 11.2   Governing Law..........................................     6
   Section 11.3   Notices................................................     6
   Section 11.4   Severability of Provisions.............................     7
   Section 11.5   Effect of COLT Series Supplement on Declaration of
                  Trust and Basic Documents..............................     7
   Section 11.6   Each Series Separate; Assignees of Series..............     7
   Section 11.7   Nonpetition; Release of Claims.........................     8
   Section 11.8   Tax Matters............................................     8

Schedule I Schedule of Series 200_-_ Lease Assets
Exhibit A  Form of COLT 200_-_ Certificate

                             COLT SUPPLEMENT 200_-_
               TO THIRD AMENDED AND RESTATED DECLARATION OF TRUST

     THIS COLT SUPPLEMENT 200_-_ TO THIRD AMENDED AND RESTATED DECLARATION OF TRUST (as amended, modified or supplemented from time to time, the "COLT Series Supplement"), is dated and effective as of ______, 200_ between CENTRAL ORIGINATING LEASE, LLC, a Delaware limited liability company (the "COLT, LLC"), as the holder of the residual interest in the Trust (in such capacity, the "Residual Certificateholder") and [DEUTSCHE BANK TRUST COMPANY DELAWARE], as COLT Owner Trustee (in such capacity, together with any successor or permitted assign, the "COLT Owner Trustee").

     WHEREAS, the Trust was created pursuant to a Declaration of Trust, dated as of March 15, 1996, as amended and restated by the Second Declaration of Trust, dated as of March 17, 2003, as amended and restated by the Third Amended and Restated Declaration of Trust, dated as of March 25, 2004 (as it may be amended from time to time, the "Declaration of Trust"), by [Deutsche Bank Trust Company Delaware], as COLT Owner Trustee, and acknowledged, accepted and agreed to by COLT, LLC, as Residual Certificateholder, and General Motors Acceptance Corporation ("GMAC") for the purposes of acquiring, accepting, managing, administering and holding the Lease Assets, issuing and selling from time to time evidences of indebtedness, and engaging in such other activities as may be required, subject to compliance with the Basic Documents, in accordance with the Declaration of Trust;

     WHEREAS, the Trust, GMAC, as Servicer (in such capacity, the "Servicer"), and Citibank, N.A., as COLT Indenture Trustee (the "COLT Indenture Trustee"), also have entered into that certain COLT Servicing Agreement, dated as of ____, 200_ (as it may be amended from time to time, the "COLT Servicing Agreement"), which provides, among other things, for the servicing of the Series 200_-_ Lease Assets by the Servicer;

     WHEREAS, the Declaration of Trust contemplates that, from time to time the COLT Owner Trustee, on behalf of the Trust and at the direction of the Residual Certificateholder, will identify and allocate on the Trust's books and records certain Trust Assets to separate Series Portfolios (as defined in the Declaration of Trust) and create and issue Certificates to or upon written order of the Residual Certificateholder representing separate series of equity beneficial interests in the Trust (each, a "Series Certificate" and together, the "Series Certificates"), the beneficiary or beneficiaries of which will hold an exclusive equity beneficial ownership interest in the related Series Portfolios, all as set forth in the Declaration of Trust;

     WHEREAS, the parties hereto desire to supplement the terms of the Declaration of Trust to: (i) cause the COLT Owner Trustee to identify and allocate, for all purposes of the Trust, certain Lease Assets to the Series 200_-_ Portfolio, which shall consist of the Series 200_-_ Lease Assets; (ii) create and issue the COLT 200_-_ Certificate that will evidence and represent the entire and exclusive equity beneficial ownership interest in Series 200_-_ and the interests in the Series 200_-_ Portfolio represented thereby; (iii) provide for the Trust's continued holding of record title to the Series 200_-_ Portfolio (excluding the related Vehicles contained therein, which will continue to be titled in the name of VAULT) as agent and nominee for (and for the benefit of) the holder of the COLT 200_-_ Certificate and the other Series 200_-_ Further Holders; and (iv) set forth the terms and conditions thereof; and

     WHEREAS, concurrently herewith, pursuant to the COLT Indenture, the Trust is issuing the COLT 200_-_ Secured Notes.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE IX
                     DEFINITIONS; THIRD-PARTY BENEFICIARIES

     Section 9.1 Definitions.

     For all purposes of this COLT Series Supplement, (a) unless otherwise defined herein, all capitalized terms used herein which are not defined herein and which are defined in Exhibit I to the Declaration of Trust shall have the meanings attributed to them in Exhibit I to the Declaration of Trust, (b) all capitalized terms used herein which are not defined herein or in Exhibit I to the Declaration of Trust and which are defined in Part I of Exhibit A to the COLT Servicing Agreement shall have the meanings attributed to them by Part I of Exhibit A to the COLT Servicing Agreement, and (c) the rules of construction set forth in Part II of Exhibit A to the COLT Servicing Agreement shall be applicable to this COLT Series Supplement.

     Section 9.2 Rights in Respect of Series 200_-_.

     The holder and pledgees of the COLT 200_-_ Secured Notes and the COLT 200_-_ Certificate and their respective successors and permitted assigns are third-party beneficiaries of the Declaration of Trust and this COLT Series Supplement, insofar as they apply to Series 200_-_ and such holders or pledgees.

                                    ARTICLE X
                            CREATION OF SERIES 200_-_

     Section 10.1 Creation of the Series 200_-_ Portfolio and Series 200_-_.

     (a) Pursuant to Section 3.2 of the Declaration of Trust, the Residual Certificateholder hereby directs the COLT Owner Trustee to identify and allocate or cause to be identified and allocated for all purposes of the Trust on the books and records of the Trust a separate portfolio of Lease Assets to be accounted for and held in trust independently from all other assets within the Owner Trust Estate consisting of the Series 200_-_ Lease Assets, which shall include the Lease Assets identified on Schedule I hereto and all other Trust Assets to the extent related thereto, including the Sold Assets (collectively, the "Series 200_-_ Portfolio"). Based upon their identification and allocation by the Residual Certificateholder pursuant to such Schedule I, the COLT Owner Trustee hereby identifies and allocates as Series 200_-_ Lease Assets such portfolio of Trust Assets to be held by the Trust, as agent and nominee of the holder of the COLT 200_-_ Certificate, each such Series 200_-_ Lease Asset to be identified for all purposes on the books and accounts of the Trust as belonging exclusively to the Series 200_-_ Portfolio.

     (b) Pursuant to Section 3.2 of the Declaration of Trust, the COLT Owner Trustee hereby creates a Series, which shall be known as "Series 200_-_" and which shall represent an exclusive and specific divided equity beneficial ownership interest solely in the Series 200_-_ Portfolio and those proceeds or assets derived from or earned by such Series 200_-_ Portfolio.

     (c) The COLT Owner Trustee is hereby authorized to execute and deliver the COLT 200_-_ Basic Documents to which the Trust is a party.

     (d) From time to time after the date hereof, Series 200_-_ Lease Assets may be removed from Series 200_-_ in accordance with the COLT Indenture and the COLT Servicing Agreement. As of any date of determination, the Series 200_-_ Portfolio shall include the Lease Assets listed on the Series 200_-_ Lease Assets Schedule maintained by the Servicer pursuant to Section 2.19 of the COLT Servicing Agreement.

     (e) Legal title to all the Series 200_-_ Portfolio shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Series 200_-_ Portfolio to be vested in a trustee or trustees, in which case title shall be deemed to be transferred to and vested in the COLT Owner Trustee, a co-trustee and/or a separate trustee or any successor thereto, as the case may be. Any such trustee shall take such part of the Series 200_-_ Portfolio subject to the security interest therein of the COLT Indenture Trustee or the COLT 200_-_ Secured Noteholders, as applicable, established under the COLT Indenture. Such trustee's acceptance of its appointment shall constitute acknowledgment of such security interest and shall constitute a Grant to the COLT Indenture Trustee of a security interest in all property held by such trustee. Any such trustee shall prepare and file all such financing statements naming such trustee as debtor that are necessary or advisable to perfect, make effective or continue the lien and security interest of the COLT Indenture Trustee

     Section 10.2 Issuance and Form of Sold Series Certificate.

     (a) Series 200_-_ shall be represented by a COLT 200_-_ Certificate which shall represent an exclusive divided equity beneficial ownership interest in Series 200_-_ and the Series 200_-_ Portfolio, as further set forth herein. The COLT 200_-_ Certificate shall be substantially in the form of Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required by this COLT Series Supplement and may have such letters, numbers or other marks of identification and such legends and endorsements placed thereon as may, consistently herewith and with the Declaration of Trust, be directed by the Residual Certificateholder. Any portion of the COLT 200_-_ Certificate may be set forth on the reverse thereof. The COLT 200_-_ Certificate shall be printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced or may be produced in any other manner as may, consistently herewith and with the Declaration of Trust, be determined by the Residual Certificateholder.

     (b) As required by Section 3.2(b) of the Declaration of Trust, the COLT 200_-_ Certificate shall contain an express written release and subordination of any claim by any holder thereof to any proceeds or assets of the COLT Owner Trustee and to the assets comprising the Owner Trust Estate other than those from time to time included within the Series 200_-_ Portfolio and those proceeds or assets derived from or earned by such Series 200_-_ Portfolio.

     Section 10.3 Transferability of Series Interests. Interests in Series 200_-_ and the COLT 200_-_ Certificate shall be freely transferable, subject to the restrictions set forth in Sections 3.2(e) and 4.2 of the Declaration of Trust, applicable law and any contractual provisions limiting such transferability to which the holder of Series 200_-_ and the COLT 200_-_ Certificate shall have otherwise agreed. Notwithstanding the foregoing, no transfer of the COLT 200_-_ Certificate or Series 200_-_ represented thereby shall be effective unless and until the COLT 200_-_ Certificate shall be delivered to the COLT Owner Trustee for registration of transfer together with an assignment attached thereto executed by the registered holder thereof.

     Section 10.4 Pledge of Series 200_-_ Portfolio. The parties hereto acknowledge and agree that the Trust, pursuant to the COLT Indenture, will pledge those Trust Assets comprising the Series 200_-_ Portfolio to the COLT Indenture Trustee to secure the Trust's obligations under the COLT 200_-_ Secured Notes.

     Section 10.5 Information to be Provided by the COLT Owner Trustee.


     (a) The COLT Owner Trustee agrees to cooperate in good faith with any reasonable request by COLT or CARI for information regarding the COLT Owner Trustee that is required in order to enable COLT or CARI to comply with the provisions of Items 1117 and 1119 of Regulation AB as it relates to the COLT Owner Trustee or to the COLT Owner Trustee's obligations under this Agreement.

     (b) Except to the extent disclosed by the COLT Owner Trustee pursuant to
Section 10.5(c) or (d) below, the COLT Owner Trustee shall be deemed to have represented to COLT and CARI on the first day of each Collection Period with respect to the prior Collection Period that, to the best of its knowledge, there were no legal or governmental proceedings pending (or known to be contemplated) against [Deutsche Bank Trust Company Delaware] or any property of [Deutsche Bank Trust Company Delaware] that would be material to any CARAT 200_-_ Noteholder or, to the extent that the CARAT 200_-_ Certificates are registered under the Securities Act for public sale, any holder of such CARAT 200_-_ Certificates.

     (c) The COLT Owner Trustee shall, as promptly as practicable following notice to or discovery by the Owner Trustee of any changes to any information regarding the COLT Owner Trustee as is required for the purpose of compliance with Item 1117 of Regulation AB, provide to COLT and CARI, in writing, such updated information.

     (d) The COLT Owner Trustee shall deliver to COLT and CARI on or before March 15 of each year, beginning with March 15, 200_, a report of a representative of the COLT Owner Trustee with respect to the immediately preceding calendar year certifying, on behalf of the COLT Owner Trustee, that except to the extent otherwise disclosed in writing to COLT and CARI, to the best of his or her knowledge, there were no legal or governmental proceedings pending (or known to be contemplated) against [Deutsche Bank Trust Company Delaware] or any property of [Deutsche Bank Trust Company Delaware] that would be material to any CARAT 200_-_ Noteholder or, to the extent that the CARAT 200_-_ Certificates are registered under the Securities Act for public sale, any holder of such CARAT 200_-_ Certificates.

     (e) The COLT Owner Trustee shall deliver to COLT and CARI on or before March 15 of each year, beginning with March 15, 200_, a report of a representative of the COLT Owner Trustee with respect to the immediately preceding calendar year providing to COLT and CARI such information regarding the COLT Owner Trustee as is required for the purpose of compliance with Item 1119 of Regulation AB. Such information shall include, at a minimum, a description of any affiliation between the COLT Owner Trustee and any of the following parties to the CARAT 200_-SN_ securitization transaction, as such parties are identified to the COLT Owner Trustee by COLT and CARI in writing in advance of the CARAT 200_-SN_ securitization transaction:

               (i)  CARI;

               (ii) GMAC;

               (iii) COLT;

               (iv) COLT LLC;

               (v)  the Trust;

               (vi) the Servicer;

               (vii) the Trust Administrator;

               (viii) the COLT Indenture Trustee;

               (ix) the CARAT Indenture Trustee;

               (x)  the CARAT Owner Trustee;

               (xi) the Swap Counterparty (as defined in Appendix A to the Trust
                    Sale and Administration Agreement); and

               (xii) any other material transaction party.

In connection with its report regarding the parties listed in clauses (i) through (xii) above, the COLT Owner Trustee shall include a description of whether there is, and if so, the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from the CARAT 200_-SN_ securitization transaction, between the COLT Owner Trustee and any of the parties listed above, that currently exists or that existed during the two calendar years immediately preceding the date of such report and that is material to an investor's understanding of the asset backed securities issued in the CARAT 200_-SN_ securitization transaction.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     Section 11.1 Amendment, Etc.

     (a) Notwithstanding Section 8.4 of the Declaration of Trust, the Declaration of Trust, as supplemented by this COLT Series Supplement, to the extent that it deals solely with Series 200_-_ and the Series 200_-_ Portfolio, may be amended in accordance with this Section 11.1.

     (b) The Declaration of Trust and this COLT Series Supplement may be amended by the parties hereto, without the consent of any other Person, (i) to cure any ambiguity or defect, (ii) to correct or supplement any provision in the Declaration of Trust that may be defective or inconsistent with any other provision of the Declaration of Trust or this COLT Series Supplement or (iii) to add, change or eliminate any other provision of the Declaration of Trust in any manner that shall not adversely affect in any material respect the interests of any COLT 200_-_ Secured Noteholder or the COLT 200_-_ Certificateholder; provided, however, that an Opinion of Counsel shall be furnished to the COLT Owner Trustee or its designated agent to the effect that (i) such amendment is authorized or permitted by this Section 11.1(b), (ii) all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied in all material respects and (iii) the execution and delivery of such amendment will not (A) materially adversely affect the federal or any applicable state income or franchise taxation of any outstanding Secured Notes, Certificates or of the Trust and (B) cause the Trust to be taxable as a corporation for federal or any applicable state income or franchise tax purposes.

     (c) With prior notice to each Rating Agency, the Declaration of Trust may be amended from time to time for any reason not specified in Section 11.1(b) or
Section 8.4 of the Declaration of Trust, by the parties thereto, and this COLT Series Supplement may be amended in any respect from time to time, by the parties hereto, in each case with the consent of the COLT 200_-_ Secured Noteholders, the COLT 200_-_ Certificateholder and the COLT Owner Trustee (if materially adversely affected thereby).

     Section 11.2 Governing Law.

     THIS COLT SERIES SUPPLEMENT SHALL BE CREATED UNDER AND GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.3 Notices.

     All demands, notices and communications under this COLT Series Supplement or the Declaration of Trust shall be in writing and shall be delivered as specified in Part III of Exhibit A to the COLT Servicing Agreement.

     Section 11.4 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this COLT Series Supplement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this COLT Series Supplement and shall in no way affect the validity or enforceability of the other provisions of this COLT Series Supplement or of the COLT 200_-_ Certificate or the rights of the holder thereof. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this COLT Series Supplement invalid or unenforceable in any respect.

     Section 11.5 Effect of COLT Series Supplement on Declaration of Trust and Basic Documents.

     (a) Except as otherwise specifically provided herein: (i) the parties shall continue to be bound by all provisions of the Declaration of Trust; and (ii) the provisions set forth herein shall operate either as additions to or modifications of the obligations of the parties under the Declaration of Trust, as the context may require. In the event of any conflict between the provisions of this COLT Series Supplement and the Declaration of Trust with respect to Series 200_-_, the provisions of this COLT Series Supplement shall prevail.

     (b) For purposes of determining the parties' obligations under this COLT Series Supplement with respect to Series 200_-_, general references in the Declaration of Trust to: (i) the Series Portfolio shall be deemed to refer more specifically to the Series 200_-_ Portfolio and (ii) the COLT Series Supplement shall be deemed to refer more specifically to this COLT Series Supplement.

     Section 11.6 Each Series Separate; Assignees of Series.

     It is intended by the parties hereto that Series 200_-_ is a separate series of the Trust as provided in Section 3806(b)(2) of the Statutory Trust Act. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to Series 200_-_ or the Series 200_-_ Lease Assets shall be enforceable against the Series 200_-_ Portfolio only, and not against any other Trust Assets or the Residual Trust Assets. Except to the extent required by law or specified in the Declaration of Trust or this COLT Series Supplement, the Series 200_-_ Lease Assets are not subject to claims, liabilities, expenses or obligations arising from or with respect to the Trust, the COLT Owner Trustee, the Residual Interest or any other Series in respect of such claim. No creditor or holder of a claim relating to assets allocated to Series 200_-_ shall be entitled to maintain any action against or recover any assets allocated to the Residual Interest or any other Series. Notice of this limitation on interseries liabilities shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Statutory Trust Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Statutory Trust Act relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series and the Residual Interest. Any purchaser, assignee or pledgee of an interest in Series 200_-_ or the COLT 200_-_ Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Trust a no petition covenant substantially similar to that set forth in
Section 8.8 of the Declaration of Trust, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the Residual Interest or Residual Certificate and any other Series or Series Certificate, to release all claims to the assets of the Trust allocated to the Residual Interest and each other Series Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Trust allocated to the Residual Interest and each other Series Portfolio. In the event of a sale or assignment of a Series, such purchaser or assignee shall be a beneficiary of the Trust in the manner and to the extent set forth in the Series Certificate so acquired and in the applicable COLT Series Supplement.

     Section 11.7 Nonpetition; Release of Claims.

     Notwithstanding any other provision of the Declaration of Trust, this COLT Series Supplement, any other Basic Document or any other COLT 200_-_ Basic Document and notwithstanding any prior termination of the Declaration of Trust or this COLT Series Supplement, each Certificateholder and the COLT Owner Trustee shall not, prior to the date which is one year and one day after the termination of the Declaration of Trust with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

     Section 11.8 Tax Matters.

     Each of the Residual Certificateholder and the COLT Owner Trustee agree that for federal and state income tax purposes it shall not treat this COLT Series Supplement as creating or constituting a trust, partnership, association taxable as a corporation or any other type of separate entity (and will report for such purposes in a consistent manner therewith). Instead, it is the intention of the parties hereto that, solely for purposes of federal income taxes, state and local income and franchise taxes, Michigan single business tax and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated (i) when the Certificates are legally or beneficially owned by two or more Persons, as a partnership and (ii) when the Certificates are legally or beneficially owned by one Person, as a disregarded entity for purposes of Treasury Regulation 301.7701-3, and in each case, that the provisions of this COLT Series Supplement shall be construed in accordance with such intent. Each such party further agrees that the Trust is acting as holder of record title to the 200_-_ Series Portfolio, other than the Vehicles contained therein, solely for the benefit of, and as agent and nominee of, the holder of the COLT 200_-_ Certificate, and shall not hold itself out or act in a manner inconsistent with it acting merely as agent and nominee.

                            [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this COLT Series Supplement to be duly executed by their respective officers as of the day and year first above written.

                                        CENTRAL ORIGINATING LEASE, LLC
                                        as Residual Certificateholder


                                        By:
                                            ------------------------------------
                                        Name: C.J. Vannatter
                                        Title: Vice President


                                        [DEUTSCHE BANK TRUST COMPANY DELAWARE],
                                        as COLT Owner Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                      SCHEDULE I

                     Schedule of Series 200_-_ Lease Assets

                                (attached hereto)

                                                                       EXHIBIT A

                         FORM OF COLT 200_-_ CERTIFICATE

                         CENTRAL ORIGINATING LEASE TRUST

                             COLT 200_-_ CERTIFICATE

                                   _____, 200_

     Evidencing a divided interest in all Series 200_-_ Lease Assets (as defined below).

     (This Certificate does not represent an interest in or obligation of General Motors Acceptance Corporation, Central Originating Lease, LLC or any of their Affiliates, except to the extent described below).

Number Series 200_-_

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THE VARIOUS STATE SECURITIES LAWS. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS SUCH TRANSFER IS MADE IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND IS OTHERWISE IN COMPLIANCE WITH THE RESTRICTIONS SET FORTH IN THE COLT SERIES SUPPLEMENT.

     THIS CERTIFICATE (OR AN INTEREST HEREIN) MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (i) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (ii) A "PLAN" DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (iii) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY (EACH, A "BENEFIT PLAN"). BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER HEREOF AND ANY RELATED CERTIFICATE OWNER SHALL EACH BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN AND IS NOT PURCHASING ON BEHALF OF A BENEFIT PLAN AND, IF REQUESTED TO DO SO BY COLT, SUCH PERSON SHALL EXECUTE AND DELIVER TO THE COLT OWNER TRUSTEE AN UNDERTAKING LETTER TO SUCH EFFECT IN THE FORM SPECIFIED IN THE DECLARATION OF TRUST.

     THIS CERTIFIES THAT _______________, a _____________, is the registered owner of a nonassessable, fully-paid, undivided equity beneficial interest in the Series 200_-_ Lease Assets of Central Originating Lease Trust, a Delaware statutory trust ("COLT" or the "Trust") of which Central Originating Lease, LLC, a Delaware limited liability company, is the residual certificateholder ("COLT, LLC" or, in its capacity as residual certificateholder thereunder, and, together with any successor or assign in such capacity, the "Residual Certificateholder"), and


                                   Exhibit A-1

[Deutsche Bank Trust Company Delaware], as COLT Owner Trustee (in such capacity, together with any successor or permitted assign, the "COLT Owner Trustee"). The Trust exists pursuant to the Third Amended and Restated Declaration of Trust, dated as of March 25, 2004 (as it may be amended from time to time, the "Declaration of Trust"), by the COLT Owner Trustee and acknowledged, accepted and agreed to by COLT, LLC, as Residual Certificateholder, and General Motors Acceptance Corporation, as supplemented for purposes hereof by that certain Series 200_-_ Supplement to Third Amended and Restated Declaration of Trust dated as of _____, 200_ (as it may be amended from time to time, the "Series 200_-_ Supplement to the Declaration"), between COLT, LLC, as Residual Certificateholder, and the COLT Owner Trustee. A summary of certain of the pertinent portions of the Declaration of Trust is set forth below. To the extent not otherwise defined herein, capitalized terms used herein have the meanings set forth in Part I of Exhibit I to the Declaration of Trust.

     This Certificate is the duly authorized certificate issued under the Declaration of Trust and the Series 200_-_ Supplement to the Declaration, and is designated as "Central Originating Lease Trust 200_-_ Certificate" (the "COLT 200_-_ Certificate"). This COLT 200_-_ Certificate is issued under and is subject to the terms, provisions and conditions of the Declaration of Trust (including the Series 200_-_ Supplement to the Declaration), the terms of which are incorporated herein by reference and made a part hereof, to which Declaration of Trust the holder of this COLT 200_-_ Certificate by virtue of the acceptance hereof assents and by which such holder is bound. There has also been issued a Residual Certificate (the "Residual Certificate") and a Series 2004-SNA Certificate (the "Series 2004-SNA Certificate") and there may also be issued under the Declaration of Trust various additional series of Certificates representing Series of equity beneficial interests (each of the Series 2004-SNA Certificate and this COLT 200_-_ Certificate, a "Series Certificate" and, together with the Residual Certificate, the "Certificates"). The Residual Certificate evidences an exclusive, divided interest in the Trust Assets other than Trust Assets allocated to a particular Series (each as defined in the Declaration of Trust), and each series of Series Certificates, taken together, will evidence an exclusive divided interest in a separate Series Portfolio (as defined below).

     The Declaration of Trust provides that, from time to time, certain of the Trust Assets will be identified and allocated on the records of the Trust into one or more separate portfolios of Trust Assets (each such portfolio, a "Series Portfolio"). The equity beneficial interest in each such Series Portfolio will constitute a separate series of equity beneficial interest" (a "Series") in the Trust. Pursuant to the Series 200_-_ Supplement to the Declaration, various Trust Assets (the "Series 200_-_ Lease Assets") were identified and allocated on the records of the Trust into a separate Series Portfolio (the "Series 200_-_ Portfolio"), and the equity beneficial interest in the Series 200_-_ Portfolio was designated as a separate Series known as the "Series 200_-_." The rights of the holder of this Certificate to the proceeds of the Series 200_-_ Lease Assets are and will be further set forth in the Declaration of Trust and the Series 200_-_ Supplement to the Declaration.

     This Certificate does not represent an obligation of, or an interest in General Motors Acceptance Corporation, COLT, LLC or the COLT Owner Trustee, or any of their respective Affiliates (other than the Trust). This Certificate is limited in right of payment to certain collections and recoveries respecting the Series 200_-_ Lease Assets allocated to the Series 200_-_ Portfolio, all to the extent and as more specifically set forth in the Declaration of Trust.


                                   Exhibit A-2

A copy of the Declaration of Trust may be examined during normal business hours at the Corporate Trust Office of the COLT Owner Trustee, and at such other places, if any, designated by the COLT Owner Trustee, by the holder hereof upon request.

     By accepting this Certificate, the holder hereof releases (or fully subordinates, but only to the extent such release is not given effect) any claim in respect of this Certificate to any proceeds or assets of the Trust other than those from time to time included within the Series 200_-_ Portfolio as Series 200_-_ Lease Assets and those proceeds or assets derived from or earned by such Series 200_-_ Lease Assets.

     The Series 200_-_ Supplement to the Declaration permits, with certain exceptions provided therein, the amendment of the Declaration of Trust and the Series 200_-_ Supplement to the Declaration, and the modification of the rights and obligations of the parties thereto with respect to the Series 200_-_ Lease Assets, the Series 200_-_ Portfolio and Series 200_-_ and the rights of the holder of the COLT 200_-_ Certificate at any time by the holder of the COLT 200_-_ Certificate, the Residual Certificateholder and the COLT Owner Trustee. If approval of any holder of this Certificate is required, any such consent shall be conclusive and binding on such holder and on all future holders hereof and of any Certificate issued upon the permitted transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Series 200_-_ Supplement to the Declaration also permits the amendment thereof, in certain circumstances, without the consent of any Person other than the Residual Certificateholder and the COLT Owner Trustee.

     The holder of this Certificate (and each pledgee of this Certificate, by virtue of its acceptance of such pledge) covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Declaration of Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

     No bankruptcy, reorganization arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy, insolvency or similar law shall be instituted by the Trust without the consent of the COLT Owner Trustee. The COLT Owner Trustee shall not so consent unless directed to do so by all of the Certificateholders.

     Prior to due presentation of this Certificate for registration of a permitted transfer, the COLT Owner Trustee, the certificate registrar and any of their respective agents may treat the person or entity in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions and for all other purposes, and, except as provided for in the Declaration of Trust, neither the COLT Owner Trustee, the certificate registrar nor any such agent shall be affected by any notice to the contrary.

     Unless this Certificate shall have been executed and authenticated by the COLT Owner Trustee or [Deutsche Bank Trust Company Americas], as the COLT Owner Trustee's


                                   Exhibit A-3
authenticating agent, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Declaration of Trust or be valid for any purpose.

     No interest in Series 200_-_, this Certificate or the Series 200_-_ Portfolio shall be transferred, assigned, sold or conveyed if, as the result of such transfer, assignment, sale or conveyance, the Trust would become a publicly traded partnership.

     THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  [Remainder of page intentionally left blank.]


                                   Exhibit A-4

     IN WITNESS WHEREOF, the COLT Owner Trustee on behalf of the Trust and not in its individual capacity has caused this COLT 200_-_ Certificate to be duly executed and authenticated as of the date first above written.


                                        CENTRAL ORIGINATING LEASE TRUST

                                        By: [Deutsche Bank Trust Company
                                            Delaware], not in its individual
                                            capacity but solely as COLT Owner
                                            Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer


                                   Exhibit A-5

                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Series Certificates referred to in the Declaration of Trust and in the Series 200_-_ Supplement to the Declaration.

Dated as of _____________, 2005

                                        [DEUTSCHE BANK TRUST COMPANY DELAWARE],
                                        as COLT Owner Trustee

                                        By: [DEUTSCHE BANK TRUST COMPANY
                                            AMERICAS], as Authenticating Agent


                                        By:
                                            ------------------------------------
                                            Authorized Signatory


                                   Exhibit A-6